UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2014

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

Torvec, Inc., has scheduled a special meeting of the holders of the company’s outstanding shares of preferred stock, to be held on March 24, 2014 beginning at 10:00 a.m. at the company’s offices. The purpose of the meeting is to consider and approve the terms of two new series of preferred shares, entitled Series C-2 Voting Convertible Preferred Stock and Series C-3 Voting Convertible Preferred Stock, or the New Series C Preferred Shares, as fixed by the board of directors. Notice of the meeting was sent to the preferred shareholders on March 14, 2014.

If approved by the preferred shareholders, the two new series of preferred shares would rank pari passu with the existing Series C preferred stock, and have a senior preference on the distribution of assets on liquidation, or deemed similar event, of up to an aggregate of $6.0 million, over the company’s outstanding shares of common stock and Class A and B preferred stock. The new preferred shares would be convertible on a one-to-one basis into common shares (subject to adjustment), without payment of any additional consideration. Neither new series of preferred shares would be entitled to preferred dividends. Both new series, however, would be entitled to participate, on as converted basis, with holders of outstanding shares of common stock in dividends and distributions on liquidation after all preferred shares have received payment in full of any preferred dividends or liquidation preferences. The shares of Series C-2 and Series C-3 preferred stock would carry voting rights on an as-converted basis, and have such other customary terms as may be approved by the Board of Directors.

Torvec has been seeking additional financing to continue developing its technology for commercialization. The company has had discussions with potential investors for the private placement of the New Series C Preferred Shares.

The company plans to complete the sale of the Series C-2 Preferred Shares shortly after the special meeting, and to conduct a separate private placement of the Series C-3 Preferred Shares sometime in the near future. The preferred shares to be sold in the private placements will not be and have not been registered under the Securities Act of 1933, as amended, or the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There can be no assurance that the company will be successful in raising any needed amounts on these terms for these uses or that these amounts will be sufficient for its plans. This disclosure relating to this equity financing from private sources does not constitute an offer to sell or the solicitation of an offer to buy any of the company’s securities, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the private equity financing, the anticipated benefits to the company, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this report and the company undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

March 14, 2014	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

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